UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

Angi Inc.
(Exact name of registrant as specified in charter)

Delaware	001-38220	82-1204801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 Walnut Street,	Suite 700
Denver,	CO	80205
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 963-7200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	ANGI	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below in Item 5.07, on June 10, 2026, the stockholders of Angi Inc. (“Angi” or the “Company”) approved the amendment and restatement of the Amended and Restated Angi Inc. 2017 Stock and Annual Incentive Plan (as so amended and restated, the “2017 Stock Plan”).

The principal changes to the 2017 Stock Plan are to: increase the aggregate number of shares of Angi Class A common stock issuable thereunder by 2,400,000 shares; add a minimum vesting requirement; include a limitation on the amount of compensation payable to non-employee directors each year; provide for additional limits on share recycling; add a default treatment of performance stock units in connection with a change in control; limit dividend and dividend equivalents; and extend the term of the 2017 Stock Plan by an additional 10 years (to 2036). The 2017 Stock Plan also reflects changes due to the reverse stock split and spin-off from IAC Inc. in 2025, as well as certain other administrative and clarifying changes.

A description of the 2017 Stock Plan was included in the Company’s definitive proxy statement for its annual meeting of stockholders filed on April 28, 2026. A copy of the 2017 Stock Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 10, 2026, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders of the Company voted on the proposals set forth below. These proposals are described in detail in the Company’s definitive proxy statement related to the Annual Meeting filed on April 28, 2026 with the U.S. Securities and Exchange Commission. The final voting results on each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below.

As of the close of business on April 14, 2026, the record date for the Annual Meeting, there were 40,522,947 shares of Angi Class A common stock outstanding and entitled to vote.

1.        A proposal to elect three Class II members of the Angi board of directors, each to hold office until the 2029 annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Angi board of directors). The stockholders elected each of the nominees to the Angi board of directors on the basis of the following voting results:

	FOR	WITHHOLD	BROKER NON-VOTE
Sandra Buchanan	24,234,693	4,501,950	4,329,130
Thomas C. Pickett Jr.	27,635,782	1,100,861	4,329,130
Glenn H. Schiffman	20,722,477	8,014,166	4,329,130

2.        A proposal to approve the 2017 Stock Plan. This proposal was approved by the stockholders on the basis of the following voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
27,395,763	1,133,031	207,849	4,329,130

3.        A proposal to ratify the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for the 2026 fiscal year. This proposal was approved by the stockholders on the basis of the following voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
32,462,993	469,719	133,061	0

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Angi Inc. 2017 Stock and Annual Incentive Plan (incorporated by reference from Exhibit 4.1 to the Registration Statement on Form S-8 filed on June 10, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGI INC.

	By:	/s/ Shannon M. Shaw
	Name:	Shannon M. Shaw
	Title:	Chief Legal Officer
Date: June 12, 2026